UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant
Filed by a Party other than the Registrant
Check the appropriate box:
    Preliminary Proxy Statement
    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    Definitive Proxy Statement
    Definitive Additional Materials
    Soliciting Material Pursuant to § 240.14a-12

WIRELESS TELECOM GROUP, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

        No fee required

        Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)   Title of each class of securities to which transaction applies:

________________________________________________________________________

(2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________

(3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________

(4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________

(5)   Total fee paid:

________________________________________________________________________

        Fee paid previously with preliminary materials.

    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount Previously Paid:

________________________________________________________________________

(2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________

(3)   Filing Party:

________________________________________________________________________

(4)   Date Filed:

________________________________________________________________________

Filed by Wireless Telecom Group, Inc.

On June 16, 2005, Wireless Telecom Group, Inc. (the "Company") issued a press release announcing that Glass Lewis & Co., a leading independent proxy advisory firm, recommended that the Company's shareholders vote FOR the Company's proposed acquisition of Willtek Communications GmbH ("Willtek") and the issuance of 8,000,000 shares of the Company's common stock to Willtek's shareholders in the acquisition at the Company's 2005 Annual Meeting of Shareholders to be held on June 24, 2005 (the "Press Release"). A copy of the Press Release follows as part of this filing under Rule 14a-6 under the Securities Exchange Act of 1934, as amended.

GLASS LEWIS RECOMMENDS THAT WIRELESS TELECOM GROUP
SHAREHOLDERS VOTE IN FAVOR OF PROPOSED ACQUISITION
OF WILLTEK COMMUNICATIONS GMBH

FOR IMMEDIATE RELEASE

PARSIPPANY, NJ – (BUSINESS WIRE) – June 16, 2005 – Wireless Telecom Group, Inc. (AMEX Symbol: WTT) announced today that Glass Lewis & Co., a leading independent proxy advisory firm, has recommended that WTT shareholders vote FOR WTT's proposed acquisition of Willtek Communications GmbH and the issuance of 8,000,000 shares of WTT's common stock to Willtek's shareholders in the acquisition at WTT's 2005 Annual Meeting of Shareholders to be held on June 24, 2005.

Glass Lewis & Co. is an analytical research and proxy advisory firm providing services to institutional investors. Its recommendation is consistent with that of Institutional Shareholder Services, which on June 2, 2005 recommended that WTT shareholders vote in favor of the proposed transaction.

In making its recommendation, Glass Lewis stated in its June 15, 2005 report:

"WTT is acquiring Willtek to build its revenue streams by increasing its product portfolio and establish a stronger foothold in Europe and Asia. The [acquisition] is taking place between two similar sized companies with comparable technologies which will lead to cost and product synergies going forward. Procedurally, WTT has acted reasonably in pursuing [the transaction]. WTT engaged financial and legal advisors and conducted thorough due diligence. Importantly, after Willtek missed its financial targets, [WTT] renegotiated the value of the [acquisition] agreement . . . The combination affords the firm a considerable amount of cost savings and an opportunity to pursue foreign markets. We note that the transaction will be dilutive . . . however, WTT will gain a significant amount of revenue from Willtek (approximately 44% of the combined sales) which is critical for small technology companies. In return, Willtek shareholders have been offered a lower equity stake, 31.4%. Thus, despite our noted concerns, we believe that the proposed transaction warrants shareholder approval. Therefore, we recommend that shareholders vote FOR this proposal." *

As previously announced, on March 29, 2005, WTT entered into an amended and restated stock purchase agreement with Willtek, a leading German supplier of testing solutions for emerging wireless services and cellular networks, and each of Willtek's two shareholders, under which the Willtek shareholders agreed to sell to WTT all of the outstanding share capital of Willtek, in exchange for 8,000,000 newly issued shares of WTT's common stock. Based on the number of shares of WTT's common stock outstanding on the record date for the Annual Meeting, immediately following completion of the acquisition, the Willtek shareholders will own in the aggregate approximately 31.4% of WTT's outstanding common stock. Based on the $2.61 closing price of a share of WTT's common stock on June 15, 2005, the dollar value of the acquisition consideration is approximately $20.9 million. The actual dollar value of the acquisition consideration on the closing date of the proposed acquisition may be more or less than such amount.

Approval of the acquisition and the issuance of WTT's common stock in the acquisition is required before the transaction can be completed. Approval of the transaction requires the affirmative vote of a majority of the votes cast on the matter at the Annual Meeting. If approved by WTT shareholders at the Annual Meeting, the transaction is expected to be completed on July 1, 2005.

As WTT noted in its definitive proxy statement that it recently mailed to its shareholders, WTT's board of directors urges all shareholders who have not already done so to vote FOR the transaction by signing, dating and returning their proxy cards TODAY, whether or not they plan to attend the Annual Meeting in person. WTT shareholders who have questions or need assistance voting their shares may call WTT's proxy solicitor, D.F. King & Co., Inc., toll free at (800) 769-7666.

In its report issued on June 15, 2005, Glass Lewis also recommended that WTT shareholders vote to approve the proposal that would give WTT the authority to adjourn the Annual Meeting if there are not sufficient votes to approve the transaction and related items.

*	Permission to use quotation neither sought nor obtained.

About Wireless Telecom Group, Inc.

WTT is a global provider of electronic noise generation equipment in the telecommunications field. It develops, manufactures and markets a wide variety of electronic noise sources, passive microwave components and electronic testing and measuring instruments, including power meters, volt meters and modulation meters. WTT's products have historically been primarily used to test the performance and capability of cellular/PCS and satellite communications systems, and to measure the power of RF and microwave systems. Other applications include radio, radar, wireless local area network (WLAN) and digital television. WTT's current operations are conducted through WTT and its wholly owned subsidiaries Boonton Electronics Corporation and Microlab FXR. Boonton Electronics Corporation is a leader in the manufacture of test equipment dedicated to measuring the power of RF and Microwave Systems used in multiple telecommunications markets. Microlab/FXR is a global provider of passive microwave components including power splitters, directional couplers and filters. These products are employed as system components in commercial applications such as wireless base stations for cellular, paging and private communications, in-building wireless signal distribution, television transmitters and aircraft navigation counter measures and missile guidance. WTT's website address is http://www.wtt.bz.

Except for historical information, the matters discussed in this news release may be considered "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include declarations regarding the intent, belief or current expectations of WTT and its management. . The words "believes", "expects", "anticipates", "estimates", and similar words or expressions are generally intended to identify forward-looking statements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results. Such risks and uncertainties are identified in WTT's definitive proxy materials, dated May 9, 2005, and certain other filings made with the Securities and Exchange Commission.

CONTACT: Wireless Telecom Group, Inc.
  Reed DuBow, 201-261-8797

SOURCE: Wireless Telecom Group, Inc.

# # #